Exhibit 10.1

SECOND AMENDMENT TO THE

PRUDENTIAL SEVERANCE PLAN

WHEREAS, the Prudential Severance Plan (the “Plan”) was last restated on June 25, 2003 by the most senior Vice President responsible for corporate Human Resources of The Prudential Insurance Company of America, or the successor to his or her duties relating to corporate Human Resources (the “SVP”);

WHEREAS, pursuant to Section 6.2 of the Plan, the SVP or her duly appointed delegate has certain authority to amend the Plan; and

WHEREAS, the SVP or her duly appointed delegate deems it appropriate and within the scope of his or her authority to amend the Plan as set forth below.

NOW, THEREFORE, effective as to the termination of employment of Eligible Employees on or after August 1, 2005, the Plan is hereby amended as follows:

1. Section 2.3(ii) of the Plan is hereby amended by adding the following proviso to the end thereto:

“; provided, however, in the event an approved leave of absence occurs within such two calendar quarters, the number of hours worked may be deemed to be the number of hours that otherwise would have been scheduled but for such approved leave, as determined by the Company in its sole discretion.”

IN WITNESS WHEREOF, the undersigned hereby executes this Second Amendment to the Plan this first day of May, 2006.

/S/ SHARON C. TAYLOR
Sharon C. Taylor
Senior Vice President of Corporate Human Resources